UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – FEBRUARY 26, 2014

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on February 26, 2014, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), accepted the consent of and appointed Douglas McKay to the executive position as Director of Trading and Operations - Stealth Analytics.

Biography

During the past thirty years, Mr. McKay has been involved in national and international marketing and operations within the retail and B2B sector. Mr. McKay brings extensive knowledge to the Company and the Board of Directors believes he will add the necessary leadership and depth that will help drive the transformation of Stealth Analytics into a leading brand for the Company within the retail online trading community.

From approximately 2010 through 2014, Mr. McKay was the president of M4Connex Inc., which is a digital solutions provider and master distributor of firmCHANNEL digital signage software and hardware. He was responsible for day to day operations, including sales, marketing, invoicing and support and maintenance. Mr. McKay developed a network of resellers and clients for digital solutions in various industries and countries. He maintained and supported digital networks in Canada, United States, Europe, Caribbean and South America.

From approximately 2006 through 2009, Mr. McKay was the president of eliquidMEDIA Inc., where he was responsible for bottom-line factors, including company vision, branding, advertising and marketing, long range strategic planning and overseeing development of software. He was responsible for major capital expenditures, creating new revenue streams, profit and loss analysis, hiring of key employees and event planning and coordinating. Mr. McKay successfully guided the firmCHANNEL software from a research and development stage with zero revenue to full commercialization ultimately developing it into a globally recognized digital software brand. He also negotiated and executed the entire distributor and reseller network for the brand, identified and negotiated outside private capital investments, directed all marketing activities including trade show design and implementation, and instrumental in negotiating four separate buyout offers from industry competitors resulting in the sale of the firmCHANNEL division.

From approximately 2003 through 2006, Mr. McKay was the director of marketing and operations for Rose City Ford Sales Limited, which was one of the largest Ford retailers in Canada. Mr. McKay was responsible for bottom-line factors, including company vision, branding, advertising and marketing, long range strategic planning, administering budgets, developing annual business plan, overseeing major capital expenditures, creating new revenue streams, profit and loss analysis, and event planning/coordinating. He identified and resolved problems resulting in significant cost savings, restructured the advertising and marketing plan, including aggressive cost cutting, reallocated advertising funds, and implemented innovative marketing strategies. Mr. McKay achieved the number one Ford retailer award for three consecutive years realizing cost savings of 20% in the marketing budget. He also co-chaired union negotiations resulting in the successful ratification of the 2004 Collective Bargaining Agreement with the Local 195 and coordinated all marketing and charitable events including Rose City Ford’s Charity Golf Classic for the Italian Canadian Handicapable Association, which raised over $60,000 in 2004 and 2005.

From approximately 2002 through 2003, Mr. McKay was the general manager of Hi! Neighbor Flooring, which was one of Windsor, Canada's leading flooring companies. He increased revenue through aggressive cost cutting measures, implemented innovative marketing strategies and launched additional products. From approximately 1994 through 2002, Mr. McKay was the vice president of marketing and operations of McKay's TV & Appliance Limited where he was responsible for daily operations of a national chain of consumer electronic retail outlets. From approximately 1987 through 1994, Mr. McKay was the vice president of Krazy Kelly's Limited where he managed daily operations for fourteen retail outlets located throughout Ontario and Quebec. From approximately 1982 through 1987, Mr. McKay was the store manager for World Wide Waterbeds where he was in charge of daily operations of a factory retail outlet, including staffing, training, sales, inventory control, profit and loss, management, purchasing and banking.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: March 5, 2014	/s/ Cato Kemmler
Name: Cato Kemmler
Title: President